UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) September 9, 2016

SMART & FINAL STORES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36626	80-0862253
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Citadel Drive, Commerce, CA	90040
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (323) 869-7500

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On September 9, 2016, the Board of Directors (the “Board”) of Smart & Final Stores, Inc. (the “Company”) approved a share repurchase program pursuant to which the Company may purchase, from time to time through August 31, 2017, up to an aggregate of $25.0 million of shares of its outstanding common stock, par value $0.001 per share (the “Common Stock”), through open market purchases (including purchases pursuant to plans (“10b5-1 plans”) adopted in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934 (the “Exchange Act”)) in accordance with Rule 10b-18 of the Exchange Act or in privately negotiated transactions. The Company has no obligation to repurchase shares under the share repurchase program.

The Company has also been informed that Ares Corporate Opportunities Fund III, L.P. and Ares Corporate Opportunities Fund IV, L.P., which together hold approximately 60% of the outstanding shares of Common Stock, or certain of their related parties (collectively, “Ares”) may from time to time purchase shares of Common Stock, in an amount to be determined, through open market purchases (including purchases through 10b5-1 plans) in accordance with Rule 10b-18 of the Exchange Act or in privately negotiated transactions. Ares has no obligation to purchase any such shares or (except as required under applicable securities law) to advise the Company of any such purchases or changes in its intent.

On August 31, 2016, the Company completed its share repurchase program approved by the Board in August 2015, pursuant to which the Company purchased a total of 1,518,791 shares of Common Stock through open market purchases for an aggregate purchase price, including commissions, of $22,147,869, or $14.58 per share.

The information disclosed under this Item 8.01 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMART & FINAL STORES, INC

Date: September 9, 2016

	By:	/s/ Leland P. Smith
	Name:	Leland P. Smith
	Title:	Senior Vice President and General Counsel